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                                                 EXHIBIT 21.1

                             EVI, INC. SUBSIDIARIES

                                              Jurisdiction

391862 Alberta Ltd                            Alberta
589879 Alberta Ltd                            Alberta
600969 Alberta Ltd                            Alberta
708621 Alberta Ltd                            Alberta
721260 Alberta Ltd                            Alberta
Ampscot Equipment Ltd.                        Alberta
Anbert Cilindros S.A.I.C.                     Argentina
Ancil S.A.I.C.                                Argentina
Baktexas                                      Azerbajian
BMW Monarch (Lloydminster) Ltd.               Alberta
BMW Pump Inc.                                 Alberta
Channelview Real property, Inc.               Delaware
Christiana Acquisition, Inc.                  Wisconsin
Citra Grant Prideco Limited                   Jersey Islands
Drill Tube International, Inc.                Texas
Dongying Shengli-Highland Company Ltd.        China
Energy Ventures (Cyprus) Limited              Cyprus
Energy Ventures Far East Limited              Hong Kong
Energy Ventures Foreign Sales Corp.           Barbados
Energy Ventures Mid East, Inc.                Cayman Islands
Enerpro de Mexico S.A. de CV.                 Mexico
Ercon, Inc.                                   Delaware
EVI (Barbados), SRL                           Barbados
EVI Arrow, Inc.                               Delaware
EVI Brasil Comercia Ltda.                     Brazil
EVI Cayman, Ltd.                              Cayman Islands
EVI International, Inc.                       Delaware
EVI Management Inc.                           Delaware
EVI Oil Tools Canada Ltd.                     Alberta
EVI Oil Tools de Venezuela, S.A.              Venezuela
EVI Oil Tools do Brasil Comercio
  e Servicios Ltda. (Marservice Ltd.)         Brazil
EVI Oil Tools do Brasil Industria
  e Comercio Ltda.                            Brazil
EVI Oil Tools Limited                         Scotland
EVI Oil Tools, Inc.                           Delaware
EVI Watson Packers, Inc.                      Delaware
Grant Prideco (Singapore) PTE Ltd             Singapore
Grant Prideco de Venezuela, S.A.              Venezuela
Grant Prideco Limited                         Scotland
Grant Prideco, Inc.                           Delaware
Grant Prideco, S.A.                           Switzerland
Grant Tubular Finishing Limited               Hungary
Griffin Legrand LP                            Alberta
Houston Well Screen Asia PTE Ltd.             Singapore
Houston Well Screen Company                   Texas
Houston Well Screen Export, Inc.              Barbados
Kobe International Ltd.                       Bahamas
KSP Logistics Co., Ltd.                       Thailand


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                             EVI, INC. SUBSIDIARIES

KSP Services International Co., Ltd.                        Thailand
Legrand (Cyprus) Ltd                                        Cyprus
Legrand International (1977) Ltd.                           Barbados
Makelki Holdings Ltd.                                       Alberta
McAllister Petroleum Services (Cyprus) Limited              Cyprus
McAllister Petroleum Services Ltd.                          Alberta
Nika Enterprises Ltd.                                       Alberta
Petroleum Equipment Supply Company                          Louisiana
Prideco Europe Limited                                      Scotland
PT Hawes Utama Indonesia                                    Indonesia
SBS Drilling - And Production - Systems Ltd & Co., KC       Austria
SBS Drilling - And Production - Systems, Ltd                Cayman
Schoeller-Bleckmann Motovilithinskije Sucker Rod Gmbh       Austria
TA Industries, Inc.                                         Delaware
Texas Arai, Inc.                                            Delaware
Trico Industries, Inc.                                      California
Tube-Alloy Capital Corporation                              Texas
Tube-Alloy Corporation                                      Louisiana
Tube-Alloy Corporation International                        Texas
Van der Horst U.S.A., Inc.                                  Delaware
Venstar, Inc.                                               Delaware
Venstar, Ltd.                                               United Kingdom
XL Systems International, Inc.                              Delaware
XL Systems, Inc.                                            Texas
XLS Holding, Inc.                                           Texas
XLS Systems Antilles N.V.                                   Netherlands Antilles
XLS Systems Europe, B.V.                                    Netherlands